                      FOURTH AMENDMENT TO CREDIT AGREEMENT

     FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of January 26, 1998, among COLTEC INDUSTRIES INC, a corporation organized and existing under the laws of the State of Pennsylvania (the "Company"), Coltec Aerospace Canada Ltd., an Ontario corporation (the "Canadian Borrower"), the various Subsidiaries of the Company that are Credit Parties on the date of this Amendment, the various Banks party to the Credit Agreement referred to below, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (as successor by merger to Bank of America Illinois), as the Documentation Agent, THE CHASE MANHATTAN BANK, as Syndication Agent, BANKERS TRUST COMPANY, as Administrative Agent, and BANK OF MONTREAL, as Canadian Paying Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement.


                              W I T N E S S E T H :


     WHEREAS, the Company, the Canadian Borrower, the Banks, the Documentation Agent, the Syndication Agent and the Administrative Agent are parties to a Credit Agreement, dated as of March 24, 1992, amended and restated as of January 11, 1994 and further amended and restated as of December 18, 1996, (as amended, modified or supplemented to the date hereof, the "Credit Agreement");

     WHEREAS, the Company has requested that the Total Commitment be increased by $50,000,000; and

     WHEREAS, the parties hereto have agreed to amend the Credit Agreement as herein provided;

     NOW, THEREFORE, it is agreed:

I.   Amendments to Credit Agreement.

     1. On and after the Fourth Amendment Effective Date (as defined below),
Schedule I to the Credit Agreement shall be hereby amended by deleting said
Schedule in its entirety and inserting in lieu thereof Schedule I attached hereto, which new Schedule I reflects an increase in the Total Commitment of $50,000,000 (the "Incremental Commitment"). The Company and the Banks hereby agree to the Incremental Commitment. Each Bank hereby acknowledges and agrees that from and after the Fourth Amendment Effective Date its Commitment shall be the amount set forth opposite such Bank's name on Schedule I attached hereto, as such amount may be adjusted from time to time in accordance with the terms of the Credit Agreement. Notwithstanding anything to the contrary contained in the Credit Agreement, it is acknowledged and agreed that, as of the Fourth Amendment Effective Date (as defined below), various Borrowings of Eurodollar Rate Loans are outstanding pursuant to the Credit Agreement with Interest Periods which end after the Fourth Amendment Effective Date and on or prior to July 23, 1998 (with each such Borrowing being herein called an "Existing Eurodollar Rate Borrowing"). The parties hereto agree that the Existing Eurodollar Rate Borrowings may remain outstanding (with such Existing Eurodollar Rate Borrowings maintaining the RL Percentages existing immediately before the Fourth Amendment Effective Date) until the end of the respective Interest Periods applicable thereto, without any modifications as a result of the Incremental Commitment (which will have the effect, on a prospective basis, of changing the RL Percentages of the various Banks); provided that as each Interest Period applicable to an Existing Eurodollar Rate Borrowing expires, such Borrowing shall be repaid in full and, to the extent the Company desires to reborrow such amounts, such reborrowings shall be made in accordance with the provisions of the Credit Agreement (and giving effect to the RL Percentages of the various Banks as same exist at the time of any such reborrowing). Furthermore, until the first to occur of July 23, 1998 or the first date upon which the last Interest Period applicable to an Existing Eurodollar Rate Borrowing terminates (or the respective Loans made pursuant thereto have been repaid in full), to the extent the Company requests a Borrowing of Revolving Loans at any time when (or to the extent that) the Non-Canadian Subcommitments of those Banks other than the Increasing Banks (the "Non-Increasing Banks") are fully utilized, at its option
(x) the Company, in coordination with the Administrative Agent and the Banks, may, before incurring such new Revolving Loans, repay outstanding Revolving Loans of the Banks (which repayments shall be made pro rata to the Banks participating in the respective Borrowing or Borrowings) and, immediately thereafter, incur Revolving Loans from the Banks (with the Banks to participate in each such Borrowing pro rata on the basis of their RL Percentages after giving effect to this Amendment) (with any breakage or similar costs of the type described in Section 1.11 of the Credit Agreement incurred by the Banks to be for the account of the Company); (y) the Company may incur Base Rate Loans from the Increasing Banks (as defined below), which Borrowings shall be made by the Increasing Banks pro rata on the basis of their respective commitments under the Incremental Commitment (which Base Rate Loans shall be deemed to be made pursuant to, and shall constitute part of, one or more outstanding Existing Eurodollar Rate Borrowings (as determined by the Administrative Agent) and shall be required to be repaid at the end of the respective Interest Periods applicable to such Existing Eurodollar Rate Borrowings (and with any such Base Rate Loans in any event to be repaid not later than July 23, 1998)); or (z) to the extent that the Company and the Administrative Agent agree, the Company may incur Eurodollar Rate Loans from the Increasing Banks, which Borrowings shall be made pro rata on the basis of their respective commitments under the Incremental Commitment, and such Eurodollar Rate Loans shall have Interest Periods (otherwise determined in accordance with the provisions of the Credit Agreement) to be agreed upon by the Company and the Administrative Agent (with such Interest Periods to be required to end prior to or substantially concurrently with Interest Periods relating to one or more Existing Eurodollar Rate Borrowings on such basis as the Administrative Agent determines is reasonable, with a view toward causing such new Borrowings by the Company pursuant to the Incremental Commitment to match-up (as closely as is reasonably practicable) with the various Existing Eurodollar Rate Borrowings, provided that in any event all Interest Periods as selected pursuant to this clause (z) shall end prior to July 23, 1998). Notwithstanding anything to the contrary contained above, at all times after July 23, 1998, each Borrowing by the Company pursuant to the Credit Agreement shall be required to be made (and be participated in) by the various Banks pro rata based on their respective RL Percentages as same then exist (and if any outstanding Borrowing does not meet the foregoing requirements, same shall be required to be repaid in full on July 23, 1998, with any subsequent reborrowings to be made pursuant to the Credit Agreement as then in effect).

     2. Each Credit Party hereby agrees that, (i) upon the reasonable request of the Required Banks, such Credit Party will execute such amendments to the Mortgages as the Collateral Agent shall reasonably require in connection with the transactions contemplated by this Amendment and (ii) all Revolving Loans, Swingline Loans, Letters of Credit and other extensions of credit incurred pursuant to the additional Total Commitment effected hereby shall also be entitled to the benefits of the Security Documents and the Guaranties. In connection with the foregoing, to the extent requested by the Required Banks, the Credit Parties will furnish such title endorsements, opinions of counsel or take such other actions as may be requested by the Collateral Agent and/or Administrative Agent, all at the expense of the Credit Parties.

     3. Notwithstanding anything to the contrary contained in Section 1.02 of the Credit Agreement, during the period from the Fourth Amendment Effective Date to July 23, 1998 up to twenty-seven Borrowings of Eurodollar Rate Loans shall be permitted to be outstanding at any one time, provided that such maximum amount of Borrowings shall be reduced (but to an amount not less than fifteen) by one on each date on which each Interest Period in respect of an Existing Eurodollar Rate Borrowing ends.

     4. Section 3.03(c) of the Credit Agreement is hereby amended by deleting the number "$675,000,000" appearing in the table in said Section and inserting in lieu thereof the text "Remaining amount of Total Commitment".


II.  Miscellaneous.

     1. In order to induce the Banks to enter into this Amendment, the Company and the Canadian Borrower hereby represent and warrant that (i) all representations and warranties contained in Section 7 of the Credit Agreement are true and correct in all material respects on and as of the Fourth Amendment Effective Date and after giving effect to the Amendment (unless such representations and warranties relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and (ii) there exists no Default or Event of Default on the Fourth Amendment Effective Date after giving effect to this Amendment.

     2. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

     3. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Administrative Agent.

     4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

     5. This Amendment shall become effective on the date (the "Fourth Amendment Effective Date") when:

          (a) Each Credit Party (including without limitation, the Company, the Canadian Borrower and each Subsidiary Guarantor), the Required Banks and each Bank with a commitment under the Incremental Commitment (each, an "Increasing Bank") shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by usage of facsimile transmission) the same to the Administrative Agent at its Notice Office;

          (b) The Administrative Agent shall have received from U.S. and Canadian counsel to the various Credit Parties (each of which counsel shall be reasonably satisfactory to the Administrative Agent) opinions, addressed to each of the Agents and each of the Banks, in form and substance satisfactory to the Administrative Agent, and covering such matters incident to this Amendment and the transactions contemplated herein as the Administrative Agent and the Required Banks may reasonably request;

          (c) The Administrative Agent shall have received resolutions of the Board of Directors of each Borrower, which resolutions shall be certified by the Secretary or any Assistant Secretary of such Credit Party and shall authorize the execution, delivery and performance by such Credit Party of this Amendment and the consummation of the transactions contemplated hereby, and the foregoing shall be reasonably acceptable to the Administrative Agent in its reasonable discretion; and

          (d) There shall have been delivered to the Administrative Agent for the benefit of each Bank whose Commitment is being increased pursuant to
     Section 1 of this Amendment (each such Bank, an "Increasing Bank") a new Company Revolving Note reflecting the increased Commitment of such Bank, and the Increasing Banks shall surrender to the Company the Company

     Revolving Notes so replaced.

     6. From and after the Fourth Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

     IN WITNESS WHEREOF, the parties hereto have caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                                       COLTEC INDUSTRIES INC


                                       By __________________________________
                                          Title:



                                       COLTEC AEROSPACE CANADA LTD.


                                       By __________________________________
                                          Title:



                                       BANKERS TRUST COMPANY,
                                        Individually and as
                                        Administrative Agent


                                       By __________________________________
                                          Title:



                                       BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION
                                        Individually and as
                                        Documentation Agent


                                       By __________________________________
                                          Title:

                                       THE CHASE MANHATTAN BANK,
                                        Individually and as
                                        Syndication Agent

                                       By __________________________________
                                          Title:



                                       BANK OF MONTREAL,
                                        Individually and as Canadian
                                        Paying Agent and Canadian
                                        Documentation Agent


                                       By __________________________________
                                          Title:



                                       ALLIED IRISH BANK, PLC,
                                        CAYMAN ISLANDS BRANCH


                                       By __________________________________
                                          Title:



                                       BANK OF IRELAND


                                       By __________________________________
                                          Title:

                                       BANK COMMERCIALE ITALIANA
                                        NEW YORK BRANCH

                                       By __________________________________
                                          Title:


                                       By __________________________________
                                          Title:




                                       BANK LEUMI TRUST COMPANY
                                        OF NEW YORK

                                       By __________________________________
                                          Title:



                                       THE BANK OF NEW YORK

                                       By __________________________________
                                          Title:



                                       BANK OF SCOTLAND


                                       By __________________________________
                                          Title:



                                       BANK OF TOKYO-MITSUBISHI TRUST
                                         COMPANY


                                       By __________________________________
                                          Title:

                                       NATEXIS BANQUE BFCE, formerly
                                         BANQUE FRANCAISE DU COMMERCE
                                         EXTERIEUR


                                       By __________________________________
                                          Title:



                                       CIBC INC.


                                       By __________________________________
                                          Title:




                                       COMMERCIAL LOAN FUNDING TRUST I
                                          By Lehman Commercial
                                          Paper Inc., not in its
                                          individual capacity but
                                          solely as administrative
                                          agent.


                                       By __________________________________
                                          Title:


                                       CORESTATES BANK


                                       By __________________________________
                                          Title:



                                       CREDIT LYONNAIS ATLANTA AGENCY


                                       By __________________________________
                                          Title:

                                       CREDIT LYONNAIS NEW YORK
                                           BRANCH


                                       By __________________________________
                                          Title:



                                       THE DAI-ICHI KANGYO BANK, LTD.


                                       By __________________________________
                                          Title:



                                       FIRST UNION NATIONAL BANK
                                        (f/k/a First Union National
                                        Bank of North Carolina)


                                       By __________________________________

                                          Title:



                                       THE FUJI BANK, LIMITED,
                                        ATLANTA AGENCY


                                       By __________________________________
                                          Title:



                                       ERSTE BANK DER
                                         OESTERREICHISCHEN SPARKASSEN
                                         AG (f/k/a Girocredit Bank AG
                                         Der Sparkassen, Grand Cayman
                                         Island Branch)


                                       By __________________________________
                                          Title:

                                       THE INDUSTRIAL BANK OF JAPAN,
                                        LIMITED


                                        By __________________________________
                                           Title:



                                       LEHMAN COMMERCIAL PAPER INC.


                                        By __________________________________
                                           Title:



                                        LLOYDS BANK PLC


                                        By __________________________________
                                          Title:



                                        MELLON BANK, N.A.



                                        By __________________________________
                                           Title:



                                        NATIONSBANK, N.A.


                                        By __________________________________
                                           Title:



                                        THE SAKURA BANK, LTD.


                                        By __________________________________
                                           Title:

                                       THE SANWA BANK, LIMITED


                                       By __________________________________
                                          Title:



                                       SOCIETE GENERALE


                                       By __________________________________
                                          Title:



                                       THE SUMITOMO BANK, LIMITED


                                       By __________________________________
                                          Title:


                                       THE TOKAI BANK, LIMITED
                                        NEW YORK BRANCH


                                       By __________________________________

                                          Title:



                                       WACHOVIA BANK, N.A.


                                       By __________________________________
                                          Title:



                                       BT BANK OF CANADA


                                       By __________________________________
                                          Title:

                                       BANK OF AMERICA CANADA


                                       By __________________________________
                                          Title:



                                       THE CHASE MANHATTAN BANK OF
                                         CANADA


                                       By __________________________________
                                          Title:



                                       CREDIT LYONNAIS CANADA


                                       By __________________________________
                                          Title:



                                       CANADIAN IMPERIAL BANK OF
                                         COMMERCE


                                       By __________________________________
                                          Title:



                                       MELLON BANK CANADA


                                       By __________________________________
                                          Title:

Acknowledged and agreed:

AMI INDUSTRIES INC.
CII HOLDINGS INC
COLTEC CANADA INC
COLTEC INDUSTRIAL PRODUCTS INC
COLTEC INTERNATIONAL SERVICES CO
COLTEC NORTH CAROLINA INC.
COLTEC TECHNICAL SERVICES INC
DELAVAN INC (F/K/A DELAVAN NEWCO INC.)
GARLOCK INC
GARLOCK INTERNATIONAL INC
GARLOCK OVERSEAS CORPORATION
HABER TOOL COMPANY INC
HOLLEY PERFORMANCE PRODUCTS INC
JAMCO PRODUCTS, LLC
MENASCO AEROSYSTEMS INC
STEMCO INC
WALBAR INC


By__________________________
  Title:
  On behalf of each of the above
  Subsidiary Guarantors

                                                                      SCHEDULE I




                                 A. COMMITMENTS
Bank                                                              Commitment
----                                                              ----------
Bankers Trust Company                                            $115,000,000
Bank of America National Trust and Savings Association             55,000,000
The Chase Manhattan Bank                                           45,000,000
NationsBank, N.A.                                                  33,750,000
First Union National Bank of North Carolina                        43,750,000
Lehman Commercial Paper Inc.                                       13,750,000
Commercial Loan Funding Trust I                                    20,000,000
CIBC Inc.                                                          43,750,000
Bank of Tokyo - Mitsubishi Trust Company                           23,750,000
The Bank of New York                                               43,750,000
Bank of Montreal                                                   48,750,000
Cr~dit Lyonnais                                                    53,750,000
Bank of Scotland                                                   30,000,000
Societe Generale                                                   30,000,000
Wachovia Bank, N.A.                                                30,000,000
CoreStates Bank                                                    30,000,000
Industrial Bank of Japan                                           20,000,000
The Sanwa Bank Ltd.                                                20,000,000
The Sakura Bank, Ltd.                                              20,000,000
The Dai-Ichi Kangyo Bank, Ltd.                                     20,000,000
Banca Commerciale Italiana                                         20,000,000
The Sumitomo Bank, Limited                                         20,000,000
The Fuji Bank, Limited                                             20,000,000
Mellon Bank, N.A.                                                  20,000,000
Lloyds Bank Plc                                                    20,000,000
Natexis Banque                                                     10,000,000
Tokai Bank                                                         10,000,000
Bank Leumi Trust                                                   10,000,000
Allied Irish Bank, Plc                                             10,000,000
Bank of Ireland                                                    10,000,000
Erste Bank                                                         10,000,000

             TOTAL                                               $900,000,000
                                                                 ============

                                                                      SCHEDULE I
                                                                          Page 2






                           B. CANADIAN SUB-COMMITMENTS

Bank                                                     Canadian Sub-Commitment
----                                                     -----------------------
BT Bank of Canada                                              $ 10,000,000
Bank of America Canada                                           15,000,000
The Chase Manhattan Bank of Canada                               10,000,000
Bank of Montreal                                                 20,000,000
Canadian Imperial Bank of Commerce                                7,500,000
Credit Lyonnais Canada                                           10,000,000
Mellon Bank Canada                                                7,500,000

             TOTAL                                             $ 80,000,000
                                                               ============

                             BANK DISTRIBUTION LIST


ABN AMRO Bank N.V. New York Branch
500 Park Avenue
2nd Floor
New York, New York 10022
Tel:   (212) 446-4319
Fax:   (212) 832-7129
       Attn:  Michael Kowalczk

Allied Irish Bank, Plc, Cayman Islands Branch
405 Park Avenue
New York, NY 10022
Tel:   (212) 339-8018
Fax:   (212) 339-8007
       Attn: Marcia Meeker

Banca Conimerciale Italiana New York Branch
One William Street
New York, NY 10004
Tel:   (212) 607-3629
Fax:   (212) 809-2124
       Attn: Andrew Kresse

Bank of Leumi Trust Company of New York

579 Fifth Avenue
3rd Floor
New York, NY 10017
Tel:   (212)
Fax:   (212)
       Attn: Gloria Buchor

The Bank of New York
One Wall Street
New York, New York 10286
Tel:   (212) 635-1339
Fax:   (212) 635-6434
       Attn: Ann Marie Hughes

Bank of Tokyo - Mitsubishi Trust Company
1251 Avenue of the Americas
New York, New York 10020
Tel:   (212) 782-4341
Fax:   (212) 782-6445
       Attn: Friedrich Wilms
             Pamela Donnelly

Bank of America National Trust and Savings Association
1230 Peachtree Street, Suite 3800
Atlanta, GA 30309
Tel:   (404) 249-6973
Fax:   (404) 249-6938
       Attn: Michael McKenney
             Frank English

Bank of America Canada (an affiliate of Bank of America
National Trust and Savings Association)
200 Front Street West, Suite 27th
Toronto, Ontario
Canada MSXlA4
Tel:   (416) 349-4008
Fax:   (416) 349-4283
       Attn: Richard Hall

Bank of Scotland
565 Fifth Avenue
New York, New York 10017
Tel:   (212) 450-0832
Fax:   (212) 682-5720
       Attn: Andrew Chamberlain

Bank of Montreal
430 Park Avenue

New York, New York 10022
Tel:   (212) 605-1462
Fax:   (212) 605-1454
       Attn: Glen A. Pole

Bank of Montreal
Global Distribution Canada
First Canadian Place 22nd Floor
Toronto, Ontario
Canada MSX1A1
Tel:   (416) 867-5612
Fax:   (416) 867-5718
       Attn: Virginia Contreras

Bank of Ireland
Head Office, Lower Bagott Street
Dublin, Ireland
Tel:   011-353-1604-4947
Fax:   011-353-1661-5330
       Attn: Michael Doyle

Bankers Trust Company
130 Liberty Street
New York, New York 109006
Tel:   (212) 250-9094
Fax:   (212) 250-7218
       Attn: Mary Kay-Coyle

BT Bank of Canada (an affiliate of Bankers Trust Company)
Royal Bank Plaza, North Tower
Suite 1700
Toronto, Ontario
Canada M5J2J2
Tel:   (416) 865-2278
Fax:   (416) 941-9587
       Attn: Marcellus Leung

The Chase Manhattan Bank
270 Park Avenue
New York, New York 10017
Tel:   (212)  270-5732
Fax:   (212)  270-5127
       Attn:  Andris G. Kalnins

The Chase Manhattan Bank of Canada
(an affiliate of The Chase Manhattan Bank)
One First Canadian Place
100 King Street West
Suite 6900

Toronto, Ontario
Canada MSX1A4
Tel:   (416) 216-4133
Fax    (416) 216-4161
       Attn: Christine Chan

CIBC Inc.
Two Paces West
2727 Paces Ferry Road, Suite 1200
Atlanta, Georgia 30339
Tel:   (770) 319-4902
Fax:   (770) 319-4954
       Attn: Roger Colden

Canadian Imperial Bank of Commerce
  (an affiliate of CIBC Inc.)
Commerce Court West
7th Floor
Toronto, Ontario
Canada MSL1A2
Tel:   (416)  980-5312
Fax:   (416)  980-8384

       Attn:  Brian Metler

CoreStates Bank
1339 Chestnut Avenue
Philadelphia, PA 19101
Tel:   (215) 973-6540
Fax:   (215) 973-6745
       Attn: Karen Leaf

Credit Lyonnais Atlanta Agency
303 Peachtree Street NE
Suite 4400
Atlanta, Georgia 30308
Tel:   (404)  524-3700
Fax:   (404)  584-5249
       Attn:  David Edge

Credit Lyonnais New York Branch
1301 Avenue of the Americas
New York, NY 10019
Tel:   (212)  261-7050
Fax:   (212)  459-3187
       Attn:  Ron Finn, Esq.


Credit Lyonnais Canada
(an affiliate of Credit Lyonnais New York Branch)
One Financial Place
One Adelaide Street East
Suite 2505
Toronto, Ontario
Canada M5C2V9
Tel:   (416) 202-6510
Fax:   (416) 202-6525
       Attn: Rob Dyck

The Dai-Ichi Kangyo Bank, Ltd.
One World Trade Center - 49th Floor
New York, NY 10048
Tel:   (212) 488-0592
Fax:   (212) 524-0579
       Attn: Yusuke Yanagana

First Union National Bank of North Carolina
301 South College Street
Charlotte, NC 28288-0145
Tel:   (704) 374-6919
Fax:   (704) 374-4000
       Attn: David Trotter

The Fuji Bank Limited, Atlanta Agency
Marquis One Tower, Suite 2100
245 Peachtree Center Avenue NE
Atlanta, GA 30303
Tel:   (404) 215-3317
Fax:   (404) 623-2119
       Attn: Scott Keller

Erste Bank Der Oesterreichischen Sparkassen AG
65 East 55th Street
New York, NY 10022
Tel:   (212) 909-0635
Fax:   (212) 644-0644
       Attn: Anca Trifan

Industrial Bank of Japan, Limited
194 Peachtree Street NE
Suite 3600
Atlanta, Georgia 30303
Tel:   (404) 420-3323
Fax:   (404) 524-8509
       Attn: Harry La Count


245 Park Avenue
New York, New York 10167
Tel:   (212) 557-3500, ext. 452
Fax:   (212) 692-9075
       Attn: Mikihide Katsumata

Lehman Commercial Paper Inc.
Three World Financial Center
10th Floor
New York, NY 10285
Tel:   (212) 526-0330
Fax:   (212) 528-6600
       Attn: Michele Swanson

Lloyds Bank PLC
2 South Biscayne Boulevard
Suite 3200
Miami, FL 33131
Tel:   (212) 930-8914
Fax:   (212) 930-5098
       Attn: Pat Killian

575 Fifth Avenue
New York, New York 10017
Tel:   (212)  930-8909
Fax:   (212)  930-5098
       Attn:  Windsor Davies

Mellon Bank, N.A.
One Mellon Bank Center, Room 4530
Pittsburgh, PA 15258
Tel:   (412) 234-1068
Fax:   (412) 236-1914
       Attn: Charles Staub

Mellon Bank Canada
(an affiliate of Mellon Bank, N.A.)
77 King Street West, Suite 3200
Toronto, Ontario
Canada M5K1K2
Tel:   (416) 860-2436
Fax:   (416) 860-2439
       Attn: Lisa Daily


Natexis Banque BFCE
645 Fifth Avenue
20th Floor
New York, New York 10022
Tel:   (212)
Fax:   (212)
       Attn:  Kevin Dooley

NationsBank, N.A.
100 North Tryon Street
NC 1-007-08-07
Charlotte, NC 28255
Tel:   (704) 386-1828
Fax:   (704) 386-1270
       Attn: Dick Parkhurst

The Sanwa Bank Ltd.
4950 Georgia-Pacific Center
133 Peachtree Street NE
Atlanta, GA 30303
Tel:   (404) 586-6883
Fax:   (404) 589-1629
       Attn: William Plough

Societe Generale
303 Peachtree Street NE
Suite 3840
Atlanta, GA 30308
Tel:
Fax:
       Attn: Nick Gurins

The Sakura Bank, Ltd.
277 Park Avenue
New York, NY 10172
Tel:   (212) 756-6801
Fax:   (212) 888-7651
       Attn: Arifumi Hirata

The Sumitomo Bank, Limited
277 Park Avenue
New York, New York 10172
Tel:   (212) 224-4129
Fax:   (212) 224-5188
       Attn: Suresh Tata


The Tokai Bank, Limited New York Branch
55 East 52nd Street
New York, NY 10055
Tel:   (212)
Fax    (212)
       Attn: Haruyo Niki

Wachovia Bank, N.A.
400 5. Tryon Street
Charlotte, North Carolina 28202
Tel:   (404)
Fax:   (404)
       Attn: Tim Hileman